Exhibit 10.4

AMENDMENT AND TERMINATION AGREEMENT

This AMENDMENT AND TERMINATION AGREEMENT, dated as of October 25, 2021 (this “Agreement”), is hereby entered into by the parties listed on the signatures pages hereto. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Underlying Agreement (defined below).

WHEREAS, PAE Incorporated, a Delaware corporation (the “Company”), Gores Sponsor III LLC, a Delaware limited liability company, Randall Bort, William Patton, Jeffrey Rea and the stockholders of Shay Holding Corporation, a Delaware corporation, are parties to that certain Amended and Restated Registration Rights Agreement, dated as of February 10, 2020 (the “Underlying Agreement”);

WHEREAS, the Underlying Agreement provides that, subject to the terms and conditions thereof, it may be amended, waived or modified upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question;

WHEREAS, the parties hereto collectively constitute the Holders of at least a majority in interest of the Registrable Securities as of the date hereof;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), by and among Amentum Government Services Holdings LLC, a Delaware limited liability company (“Amentum”), Pinnacle Virginia Merger Sub Inc., a Delaware corporation (“Merger Sub”), and the Company; and

WHEREAS, the entry into this Agreement is a condition to the willingness of Amentum, Merger Sub, and the Company to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Amendment and Termination. Each party hereto hereby acknowledges and agrees that, effective as of the Effective Time (as defined in the Merger Agreement) (a) the Underlying Agreement shall automatically be terminated in its entirety and shall no longer be of any force or effect, and (b) it shall not have any ongoing rights, liabilities or obligations under the Underlying Agreement from and after the Effective Time (as defined in the Merger Agreement), including under Section 3.5 of the Underlying Agreement; provided, however, that the indemnification provisions set forth in Article IV of the Underlying Agreement shall survive such termination in accordance with the terms thereof. Each party hereto waives any rights it may have pursuant to the Underlying Agreement that in any way conflict with or otherwise prohibit or restrict the amendment, waiver, modification and termination contemplated hereby, including any notice requirements.

2. Expiration. This Agreement shall be null and void and shall be of no force or effect if the Merger Agreement is validly terminated in accordance with its terms prior to the Effective Date.

3. Representations and Warranties. Each party hereto represents and warrants to each of the other parties hereto that the execution and delivery of this Agreement has been duly authorized by all necessary action on the part of such party and that, assuming the due authorization and execution by the other parties hereto, this Agreement constitutes a valid and binding obligation, enforceable against it in accordance with its terms.

4. Amendments. No amendment, change, modification or termination of this Agreement or any part hereto shall be effective or binding unless made in writing and signed by each party hereto.

5. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties.

6. Governing Law. The terms of Section 5.4 of the Underlying Agreement are incorporated by reference herein, mutatis mutandis.

7. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and representations, whether written or oral, related to the subject matter hereof.

[Signatures Pages Follow]

IN WITNESS WHEREOF, each of the signatories hereto have caused this Agreement to be duly executed as of the date first set forth above.

PAE INCORPORATED

By:	/s/ Charles Peiffer
Name:	Charles Peiffer
Title:	Chief Financial Officer

PE SHAY HOLDINGS, LLC

By:	/s/ Mary Ann Sigler
Name:	Mary Ann Sigler
Title:	President and Treasurer

[Signature Page to Amendment and Termination Agreement]